EXHIBIT 99.1

Harvard Bioscience Reports First Quarter 2015 Financial Results

Conference Call to be Held at 11:00 AM ET Today

HOLLISTON, Mass., April 30, 2015 (GLOBE NEWSWIRE) -- Harvard Bioscience, Inc. (Nasdaq:HBIO), a global developer, manufacturer and marketer of a broad range of solutions to advance life science, reported financial highlights for the three months ended March 31, 2015.

Jeffrey A. Duchemin, President and Chief Executive Officer of Harvard Bioscience, stated, "Our results this quarter largely reflect the impact in foreign currency, weak sales in the academic and government markets and weather in the Northeast. With approximately 35 percent of our business in Europe, foreign exchange headwinds, caused by the strengthening dollar versus the euro, affected customer grants and budgets and consequently impacted our revenue. Early in the quarter we experienced softer-than-expected sales from our academic and government customers, but as the quarter progressed we saw improvements in both sectors. Although the quarter is disappointing, it does not reflect anything fundamental business-wise other than that we must remain committed to our focus on growing our business globally, staying lean by constantly assessing operational efficiencies, adding complementary new products and assessing acquisitions that enhance our core business. Everyone at the company is on board and addressing each of these factors. While it is still early in the second quarter, we have begun to see improvements from the actions we were swift to take."

Mr. Duchemin added, "During Q1, we continued to execute according to our strategic plans. We acquired HEKA Electronik, began shipping from our new Denville Scientific distribution facility in North Carolina, and appointed a new Vice President of Sales at Denville who is also a member of our executive leadership team. We are on track to complete the consolidation of our UK manufacturing facility with our Holliston facility, as we optimize our manufacturing footprint and reduce the number of sites, creating worldwide operational efficiencies. Additionally, the integration of our late 2014 acquisitions, Triangle BioSystems and Multi Channel Systems MCS GmbH, are proceeding according to plan. We also completed the first phase of our ERP launch, which will create additional operational efficiencies."

Mr. Duchemin continued, "As we extend our global commercial operations, China remains a high priority, as do Japan, Korea and other markets in Asia, as we leverage our presence in that region and increase our distribution capabilities there."

Mr. Duchemin concluded, "Our backlog is strong and ahead of last year. We have already begun to see improvements with our customers in government and academic markets. Our long-term strategy is in place. We are also keenly aware of the effect the strengthening of the U.S. dollar has on our business, and are adjusting our financial outlook based on those economics and our expectations. I'll repeat in closing, we remain committed to commercial excellence and organic growth, new product launches, global business development and acquisitions as well as operational efficiencies."

First Quarter Reported Results

Revenues for the three months ended March 31, 2015 were $25.8 million, a decrease of approximately 0.5%, or $0.1 million compared to revenues of $25.9 million for the three months ended March 31, 2014. Revenues for the three months ended March 31, 2015 include the acquisitions of Multi Channel Systems MCS GmbH ("MCS"), Triangle BioSystems, Inc. ("TBSI") and HEKA Electronik ("HEKA").

Revenues from acquisitions were offset by a negative impact of currency translation.  The strengthening of the U.S. dollar resulted in negative accounting translation of approximately $1.1 million, and revenues from international customers were negatively impacted as a stronger U.S. dollar resulted in fewer international shipments.  In addition, we experienced softness in the Academic and Government end markets because of budget delays and weather conditions.  For a reconciliation of changes in revenues, refer to Exhibit 8 below.

Net loss, as measured under U.S. generally accepted accounting principles ("GAAP"), was $1.4 million, or $0.04 per diluted share, for the three months ended March 31, 2015 compared to net income of $0.7 million, or $0.02 per diluted share, for the same quarter in 2014. Overall, the unfavorable year-to-year quarterly GAAP earnings comparison was due primarily to a decrease in revenues, costs to relocate and consolidate certain facilities, and higher acquisition costs.

Net income, on a non-GAAP basis, was $0.8 million, or $0.02 per diluted share, for the three months ended March 31, 2015, compared to $1.7 million, or $0.05 per diluted share, for the three months ended March 31, 2014. For a reconciliation between the GAAP and non-GAAP net income, refer to Exhibits 5 and 6 below. Overall, the unfavorable year-to-year quarterly non-GAAP earnings comparison was due primarily to a decrease in revenues and costs to relocate and consolidate certain facilities.

Financial Guidance

The Company is updating its financial guidance for the full year 2015 issued on February 26, 2015 to reflect the additional negative impact of foreign currency due to the strengthening of the U.S. dollar and the weaker-than-expected Q1.

The Company expects revenues to be approximately $110 million to $112 million. Included in this guidance is the Company's expectation that the negative impact of foreign currency will lower revenues by between $8 million and $10 million, based on current foreign currency exchange rates and lower demand experienced in Q1.

The Company expects to report full-year 2015 non-GAAP diluted earnings per share of $0.21 to $0.23. This translates to GAAP diluted earnings per share of approximately $0.07 to $0.09.

Included in the above guidance is the Company's expectation that it will incur costs of approximately $750,000 to $1 million, or approximately $0.02 per diluted share, on a non-GAAP basis, to relocate and consolidate certain manufacturing and distribution facilities in 2015. The Company expects that its actions to relocate and consolidate these facilities will result in savings of approximately $750,000 to $1 million annually beginning in 2016.

The Company may incur charges, realize gains or experience other events in 2015 that could cause actual results to vary from this guidance. Refer to Exhibit 7 below for a reconciliation between the GAAP and non-GAAP diluted earnings per share guidance.

Conference Call Details

Harvard Bioscience will be hosting a conference call and webcast today at 11:00 am ET. Participating in the call will be Jeffrey A. Duchemin, President and Chief Executive Officer; and Robert Gagnon, Chief Financial Officer of Harvard Bioscience. Investors can access the live conference call by dialing the following phone numbers: toll-free 877-303-7611, or international: 970-315-0445, and referencing the conference ID 29322184.

The conference call will be simultaneously webcast and can be accessed through the Harvard Bioscience website. To listen to the webcast, log on to the website at: http://investor.harvardbioscience.com/events.cfm and click on the Earnings Call icon. Financial information presented on the call, including the earnings release, will also be available on the investor relations section of the website.

If you are unable to listen to the live conference call, the webcast will be available on the Company's website through May 7, 2015.

Schedule this webcast into MS-Outlook calendar (click open when prompted): http://apps.shareholder.com/PNWOutlook/t.aspx?m=68633&k=F4F52273

Use of Non-GAAP Financial Information

In this press release, we have included non-GAAP financial information including revenues, adjusted operating income, adjusted income from continuing operations and adjusted earnings from continuing operations per diluted share. We believe that this non-GAAP financial information provides investors with an enhanced understanding of the underlying operations of the business. For the periods presented, these non-GAAP financial measures of revenues and income have excluded certain revenues and expenses and income primarily resulting from purchase accounting or events that we do not believe are related to the underlying operations of the business such as currency translation, amortization of intangibles related to acquisitions, costs related to acquisition initiatives, transaction costs, severance and restructuring expenses and stock-based compensation expense. They also exclude the tax impact of the reconciling items. This non-GAAP financial information approximates information used by our management to internally evaluate the operating results of the Company. Tabular reconciliations of our non-GAAP adjusted operating income, non-GAAP adjusted income from continuing operations and non-GAAP adjusted earnings from continuing operations per diluted share for the three months ended March 31, 2015 and 2014 are included as exhibits below in this press release.

The non-GAAP financial information provided in this press release should be considered in addition to, not as a substitute for, the financial information provided and presented in accordance with GAAP.

About Harvard Bioscience

Harvard Bioscience is a global developer, manufacturer and marketer of a broad range of solutions to advance life science. Our products are sold to thousands of researchers in over 100 countries through our global sales organization, websites, catalogs, and through distributors including Thermo Fisher Scientific Inc., VWR, GE Healthcare, and other specialized distributors. We have sales and manufacturing operations in the United States, the United Kingdom, Germany, Sweden, Spain, France, Canada and China. For more information, please visit our website at www.harvardbioscience.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of such words as "will," "guidance," "objectives," "optimistic," "potential," "future," "expects," "plans," "estimates," "continue," "drive," "strategy," "potential," "potentially," "growth," "long-term," "projects," "projected," "intends," "believes," "goals," "sees," "seek," "develop" "possible" "new," "emerging," "opportunity," "pursue" and similar expressions that do not relate to historical matters. Forward-looking statements in this press release or that may be made during our conference call may include, but are not limited to, statements or inferences about the Company's or management's beliefs or expectations, the Company's anticipated future revenues and earnings, the strength of the Company's market position and business model, the impact of acquisitions, or potential acquisitions, the outlook for the life sciences industry, the Company's business strategy, the positioning of the Company for growth, the market demand and opportunity for the Company's current products, or products it is developing or intends to develop, and the Company's plans, objectives and intentions that are not historical facts.

These statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that may cause the Company's actual results to differ materially from those in the forward-looking statements include sustained uncertainty concerning government spending; economic and political conditions generally and those affecting pharmaceutical and biotechnology industries; economic, political and other risks associated with international revenues and operations; currency exchange rate fluctuations; the seasonal nature of purchasing in Europe; the Company's failure to expand in Asia and other emerging markets; the Company's inability to manage its growth; competition from the Company's competitors; the Company's failure to expand its product offerings, introduce new products or commercialize new technologies; technological changes resulting in the Company's products becoming obsolete; the Company's failure to identify potential acquisition candidates and successfully close such acquisitions with favorable pricing or integrate acquired businesses or technologies; the Company's failure to raise or generate capital necessary to implement its acquisition and expansion strategy; unanticipated costs relating to acquisitions and known and unknown costs arising in connection with the Company's consolidation of business functions and any restructuring initiatives; failure or inadequacy of the Company's information technology structure; impact of difficulties implementing our enterprise resource planning systems; failure of any banking institution in which the Company deposits its funds or the institution's failure to provide services; the Company's substantial debt and its ability to meet the financial covenants contained in its credit facility; the failure of the Company's spin-off of Harvard Apparatus Regenerative Technology, Inc., or HART, to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes; the failure of HART to indemnify the Company for any liabilities associated with HART's business; impact of any impairment of the Company's goodwill or intangible assets; the Company's ability to retain key personnel; rising commodity and precious metals costs; the Company's ability to protect its intellectual property and operate without infringing on others' intellectual property; exposure to product and other liability claims; plus factors described under the heading "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2014, or otherwise described in our other public filings. The Company's results may also be affected by factors of which the Company is not currently aware. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the federal securities laws to update and disclose material developments related to previously disclosed information.

For investor inquiries, please call (508) 893-8066. Press releases may be found on our web site.

Exhibit 1
HARVARD BIOSCIENCE, INC.
Condensed Consolidated Balance Sheet Information
(unaudited, in thousands)

	March 31,	December 31,
	2015	2014
Assets

Cash and cash equivalents	$8,031	$14,134
Trade receivables	16,023	16,141
Inventories	22,092	20,531
Property, plant and equipment	5,581	5,190
Goodwill and other intangibles	64,472	62,227
Other assets	17,923	17,693
Total assets	$134,122	$135,916

Liabilities and Stockholders' Equity

Total current liabilities	$19,762	$18,099
Total liabilities	43,619	40,448
Stockholders' equity	90,503	95,468
Total liabilities and stockholders' equity	$134,122	$135,916

Exhibit 2
HARVARD BIOSCIENCE, INC.
Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2015	2014

Revenues	$25,763	$25,893
Cost of revenues	14,285	14,132
Gross profit	11,478	11,761

Sales and marketing expenses	5,199	4,432
General and administrative expenses	4,831	4,251
Research and development expenses	1,748	973
Restructuring charges	57	137
Amortization of intangible assets	793	634
Total operating expenses	12,628	10,427

Operating (loss) income	(1,150)	1,334

Other income (expense):
Foreign exchange	223	(81)
Interest expense	(222)	(265)
Interest income	1	14
Other (expense) income, net	(616)	17
Other expense, net	(614)	(315)

(Loss) income before income taxes	(1,764)	1,019
Income tax (benefit) expense	(363)	300
Net (loss) income	(1,401)	719

(Loss) earnings per share:
Basic (loss) earnings per common share	$ (0.04)	$0.02

Diluted (loss) earnings per common share	$ (0.04)	$0.02

Weighted average common shares:
Basic	32,908	31,847

Diluted	32,908	32,925

Exhibit 3
HARVARD BIOSCIENCE, INC.
Condensed Cash Flow Information
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2015	2014

Cash flows from operations:
Net (loss) income	$(1,401)	$719
Changes in assets and liabilities	(624)	(940)
Other adjustments to operating cash flows	1,528	1,293
Net cash (used in) provided by operating activities	(497)	1,072

Investing activities:
Acquisitions, net of cash acquired	(4,545)	--
Other investing activities	(1,044)	(169)
Net cash used in investing activities	(5,589)	(169)

Financing activities:
Proceeds from issuance of debt	3,300	--
Repayments of debt	(2,850)	(1,250)
Other financing activities	382	319
Net cash provided by (used in) financing activities	832	(931)

Effect of exchange rate changes on cash	(849)	94

(Decrease) increase in cash and cash equivalents	$(6,103)	$66

Exhibit 4
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Operating (Loss) Income to Non-GAAP Adjusted Operating Income
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2015	2014

GAAP operating (loss) income	$(1,150)	$1,334

Adjustments:

Amortization of intangible assets	793	634

Inventory valuation step-up charges on acquisition	391	--

Severance and restructuring charges	346	291

Stock-based compensation expense	580	447

Non-GAAP adjusted operating income	$960	$2,706

Exhibit 5
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Net (Loss) Income to Non-GAAP Adjusted Net Income
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2015	2014

GAAP net (loss) income	$(1,401)	$719

Adjustments:

Amortization of intangible assets	793	634

Inventory valuation step-up charges on acquisition	391	--

Severance and restructuring charges	346	291

Acquisition costs	583	--

Stock-based compensation expense	580	447

Income taxes (A)	(536)	(403)

Non-GAAP adjusted net income	$756	$1,688

(A) Income taxes includes the tax effect of adjusting for the reconciling items.

Exhibit 6
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Diluted (Loss) Earnings Per Common Share to Non-GAAP Adjusted Diluted Earnings Per Common Share
(unaudited)

	Three Months Ended
	March 31,
	2015	2014

GAAP diluted (loss) earnings per common share from continuing operations	$(0.04)	$0.02

Adjustments:

Amortization of intangible assets	0.02	0.02

Inventory valuation step-up charges on acquisition	0.01	--

Severance and restructuring charges	0.01	0.01

Acquisition costs	0.02	--

Stock-based compensation expense	0.02	0.01

Income taxes (A)	(0.02)	(0.01)

Non-GAAP adjusted diluted earnings per common share from continuing operations	$0.02	$0.05

(A) Income taxes includes the tax effect of adjusting for the reconciling items.

Exhibit 7
HARVARD BIOSCIENCE, INC.
Reconciliation of Guidance for 2015 GAAP Diluted Earnings per Common Share to Non-GAAP Adjusted Diluted Earnings per Common Share
(unaudited)

GAAP diluted earnings per common share (A)	$ 0.07 - 0.09

Adjustments:

Amortization of intangible assets	0.08

Inventory valuation step-up charges on acquisition	0.02

Severance and restructuring charges	0.01

Acquisition costs	0.02

Stock-based compensation expense	0.07

Income taxes (B)	(0.06)

Non-GAAP adjusted diluted earnings per common share (A)	$ 0.21 - 0.23

(A) This guidance excludes the impact of future acquisitions, acquisition costs or restructuring charges.
(B) Income taxes includes the tax effect of adjusting for the reconciling items.

Exhibit 8
HARVARD BIOSCIENCE, INC.
Reconciliation of Changes In Revenues Compared to the Same Period of the Prior Year
(unaudited)

	Three Months Ended				For the Year Ended	Three Months Ended				For the Year Ended	Three Months Ended
	Mar. 31,	Jun. 30,	Sept. 30,	Dec. 31,	Dec. 31,	Mar. 31,	Jun. 30,	Sept. 30,	Dec. 31,	Dec. 31,	Mar. 31,
	2013	2013	2013	2013	2013	2014	2014	2014	2014	2014	2015

Growth	-7.6%	-8.3%	-3.8%	-2.2%	-5.6%	-2.7%	0.7%	0.0%	11.0%	2.4%	3.8%

Foreign exchange effect	-0.3%	-0.1%	0.1%	0.8%	0.2%	2.0%	2.6%	1.2%	-2.0%	0.9%	-4.3%

Total revenue growth	-7.9%	-8.4%	-3.7%	-1.4%	-5.4%	-0.7%	3.3%	1.2%	9.0%	3.3%	-0.5%
CONTACT: Jeffrey A. Duchemin
         CEO and President
         jduchemin@harvardbioscience.com

         Robert E. Gagnon
         CFO
         rgagnon@harvardbioscience.com

         Tel: 508 893 8999
         Fax: 508 429 8478

         Investor Relations:
         Dian Griesel Int'l.

         Cheryl Schneider
         cschneider@dgicomm.com

         Public Relations:
         Susan Forman or Laura Radocaj
         sforman@dgicomm.com
         lradocaj@dgicomm.com